Exhibit 10.46
Pilot Study Agreement
     This Agreement is entered into as of September 9, 2005 (the “Effective Date”) by and between Novartis Institutes for BioMedical Research, Inc. (“Novartis”), with an office at 250 Massachusetts Ave., Cambridge, MA 02139, and Avalon Pharmaceuticals, Inc. (“Avalon”), with an office at 20358 Seneca Meadows Parkway, Germantown, MD 20876. Novartis and Avalon are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” A reference to a Party herein includes a reference to its Affiliates (as defined below) unless otherwise indicated.
WHEREAS, Novartis is engaged in research and development of pharmaceutical and biotechnology products;
WHEREAS, Avalon possesses certain assay technology suitable for discovery of potential drugs;
WHEREAS, Novartis possesses a library containing chemical compounds (the “Novartis Compound Library”) suitable for screening and will provide Avalon certain Novartis Compounds (as defined below) for use in the activities to be carried out under this Agreement;
WHEREAS, Avalon agrees to enter into a screening project with Novartis including assay development, assay optimisation and hits profiling;
WHEREAS, the Parties wish to define the terms of their relationship and to protect the proprietary and confidential nature of the Materials (as defined below) and information as hereinafter defined.
NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the Parties hereto agree as follows:
1. Definition
For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below. Singular and plural forms shall have the corresponding meanings:
1.1.	“Affiliate” shall mean any corporation, partnership or other business entity, which controls, is controlled by or is under common control with a Party. “Control” means: (i) having the actual, present capacity to elect a majority of the directors of such affiliate; (ii) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors); or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law. With respect to Novartis, “Affiliate” shall also expressly be deemed to include the Novartis Institute for Functional Genomics and the Friedrich Miescher Institute for BioMedical Research.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2.	“Avalon Assay Intellectual Property” shall have the meaning set forth in Section 11.7 hereof.

1.3.	“Candidate Hit Compound” shall mean a Novartis Compound for which Avalon, through Primary Screening as described in the Project Description, confirms its activity modulating the Pathway.

1.4.	“Carrier” shall have the meaning set forth in Section 3.6 hereof.

1.5.	“Deliverables” shall mean the deliverables specified in the Project Description.

1.6.	“Hit Compound” shall mean a Novartis Compound for which Avalon, in the course of the Project, finds activity modulating the Pathway at/or below the concentration threshold defined in advance of the start of the Project by the Parties.

1.7.	“Joint Assay Intellectual Property” shall have the meaning set forth in Section 11.8.

1.8.	“Lead Compound” shall have the meaning set forth in Section 4.2 hereof.

1.9.	“Materials” shall mean Novartis Materials and Project Materials.

1.10.	“Microarrays” shall mean arrays with greater than 18,000 human gene transcripts deposited in a predetermined spatial order allowing them to be made available as probes in a high-throughput, parallel manner

1.11.	“Novartis Compounds” shall mean compounds from Novartis Compound Library and/or frozen cell lysates from cells treated by compounds from the Novartis Compound Library that Novartis provides to Avalon pursuant to this Agreement.

1.12.	"Novartis Inventions” shall have the meaning set forth in Section 11.4 hereof.

1.13.	“Novartis Materials” shall mean any and all material, including without limitation, Novartis Compounds, provided to Avalon by Novartis to enable Avalon to perform its obligations under this Agreement.

1.14.	“Pathway” shall mean one discrete complex cellular signalling cascade involving a set of transducing molecules that interact (directly or indirectly) to relay a signal, selected by Novartis for this Project.

1.15.	“Primary Contact” shall have the meaning set forth in Section 2.3 hereof.

1.16.	“Project” shall have the meaning set forth in Section 2.2 hereof.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.17.	“Project Description” shall mean the Pilot Study Project Description attached hereto as Exhibit A.

1.18.	“Project Material” shall mean materials generated by Avalon in the course of conducting the Project, specifically including qPCR probe sets for each of the Screening Signature genes

1.19.	“Screen Signature” shall mean a set of genes, the transcription profile of which is unique for a specific state of a Pathway or activity of targets in a cell.

1.20.	“Validated Hit Compound” shall have the meaning set forth in Section 4.1 hereof.

1.21.	“Validated Hit Criteria” shall have the meaning set forth in Section 4.1 hereof.
2. Project.
2.1	Novartis shall provide to Avalon certain Novartis Compounds pursuant to Section 8 hereof for the limited purpose of allowing Avalon to carry out its responsibilities under this Agreement.

2.2	Avalon shall perform the activities set forth in the Project Description (the “Project”) in order to identify Hit Compounds and deliver the Deliverables, including without limitation, the list of Hit Compounds and the Project Materials, to Novartis. Avalon will execute and perform the Project with due care, diligence, skill and competence. Avalon shall perform these activities in compliance with all applicable laws and regulations, including but not limited to health, safety and environmental laws and regulations, as well as with good laboratory practices.

2.3	Novartis and Avalon will each nominate a scientist responsible for the Parties’ interaction in relation to this Agreement (the “Primary Contact”). During the performance of the Project, Avalon agrees to keep designated Novartis Primary Contact, regularly informed of the progress of the performance of the Project. The Primary Contacts will be responsible for the implementation of regular meetings and discussions as well as the update of the progress of the work being performed on the Project.
3. Form and Delivery of Data, Results, Materials, Reports and Record Keeping.
3.1	Avalon shall provide Novartis with all electronic raw data produced pursuant to the Project, in a format agreed by the Parties to allow integration of such data into Novartis’ in-house database.

3.2	Avalon shall grant Novartis access to all data (including, without limitation, all primary data and data contained in laboratory notebooks) produced pursuant to the Project. Novartis shall have the right, at reasonable intervals (but not more frequently than once
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per quarter) and at Novartis’ own expense, to make copies of such data to use and transfer in its sole discretion.

3.3	All reports and other documents submitted to Novartis under this Agreement shall be in a form as previously agreed between the parties and shall be of a quality acceptable to Novartis.

3.4	Avalon shall not destroy any documentation generated under this Agreement unless Novartis has agreed to such destruction in writing. Novartis retains the option of having such documentation sent to Novartis at Novartis’ expense.

3.5	Avalon shall perform record keeping in connection with this Agreement according to industry standards and applicable law, whichever is stricter.

3.6	Each Party shall designate its own carrier (the “Carrier”) to deliver Materials and documents which are required to be delivered to each other in connection with this Agreement. Each Party shall ensure that such Carrier complies with all applicable laws and regulations in delivering the Materials and documents. Each Party shall instruct its Carrier adequately with respect to preservation and security of the Materials and documents to be delivered and shall ensure that the Carrier makes reasonable efforts to act accordingly.

3.7	Each Party shall bear the risk of loss or damage to all Materials and documents until they are delivered to the premises of the other Party.

3.8	Avalon shall send all reports and other documents containing confidential biological data by registered post or courier. Avalon shall not transmit any such reports and other documents by electronic mail or facsimile.
4. Validated Hit Compounds; Lead Compounds
4.1	Validated Hit Compounds. Novartis will test some or all of the Hit Compounds identified by Avalon as part of the Project to identify those that demonstrate (1) significant in vitro activity as an agonist, antagonist or other modulator of a specific target within the Pathway; (2) specific binding of such target and (3) in vitro selectivity of the Pathway. In vitro validation usually consists of transcription reporter assays, cell based assays and biochemical assays. The specific success criteria to determine Validated Hit Compounds (“Validated Hit Criteria”) shall be mutually agreed upon by the Parties within sixty (60) days after the Effective Date. Each Hit Compound which Novartis determines in its sole judgment meets the Validated Hit Criteria shall hereinafter be referred to as a “Validated Hit Compound.” For clarification, a collection of Validated Hit Compounds with similar chemical structure shall be treated as one Validated Hit Compound for the purposes of this Agreement.
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4.2	Lead Compounds. The Novartis Disease Area Decision Board, or a decision board of similar function, will select certain Validated Hit Compounds for follow-up under the designation “Research Phase D3 or Lead Optimization” in accordance with the standard drug development criteria used by Novartis. The basic criteria of such designation includes such things as the demonstration of: (1) in vitro potency; (2) specific binding; (3) in vitro selectivity; (4) patentability; (5) chemical feasibility for derivatisation; (6) physico-chemical properties; (7) in vitro PK; (8)in vitro toxicology and (9) in vivo PK. Each Validated Hit Compound which Novartis selects for follow-up under the designation “Research Phase D3 or Lead Optimization” shall hereinafter be referred to as a “Lead Compound.” For clarification, a collection of Lead Compounds with similar chemical structure shall be treated as one Lead Compound for the purposes of this Agreement.
5. Payment.
5.1	Upfront Payment. In consideration for this Agreement, Novartis shall pay to Avalon a non-refundable upfront payment in the sum of Five Hundred Thousand Dollars (US$500,000) within *** days of receipt by Novartis of an invoice in the form attached hereto as Exhibit B (“Invoice”) which Invoice shall be sent on or after the Effective Date.

5.2	Research Payments. Novartis shall pay to Avalon up to a total of *** in accordance with the following schedule:
(a)	*** within *** days after receipt by Novartis of the related Invoice which shall be sent by Avalon upon the initiation of Project Part A “Establishment of Screening Signature” pursuant to the Project Description;

(b)	*** within *** days after receipt by Novartis of the related Invoice which shall be sent by Avalon upon the initiation of Project Part C “Primary Screening” pursuant to the Project Description; and

(c)	*** within *** days after receipt by Novartis of the related Invoice which shall be sent by Avalon upon the initiation of Project Part D “Microarray Characterization of Candidate Hit Compounds” pursuant to the Project Description.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3	Milestone Payment. Novartis shall pay to Avalon the following non-refundable, non-creditable payments within *** days of receipt by Novartis of the related Invoice which shall be sent after the occurrence of the stated event:

EVENT	PAYMENT
Upon identification of a Validated Hit Compound*	US$***
Upon identification of a Lead Compound**	US$***
*	A collection of Validated Hit Compounds with similar chemical structure shall be treated as one Validated Hit Compound.

**	A collection of Lead Compounds with similar chemical structure shall be treated as one Lead Compound.
To the extent that the stated event is achieved by Novartis, Novartis shall promptly notify Avalon thereof.

5.4	All payments shall be made in U.S. dollars and shall be made by check unless otherwise determined by Novartis.
6. Audits and Inspections. Upon 7 days notice, Novartis shall have, during normal working hours, access to Avalon’s premises while and where work and services under this Agreement are being performed, for the purpose of performing a scientific audit to inspect Avalon’s performance under this Agreement. In the course of such audit, Novartis shall not have the right to observe or have access to information or procedures that are confidential to Avalon.
7. Term and Termination. Unless sooner terminated pursuant to Section 16 hereof, this Agreement shall be deemed effective as of the Effective Date set forth above, and shall remain effective for 18 months thereafter (the “Term”). Expiration or termination of this Agreement shall not relieve a Party of any obligation or liability accruing prior to such expiration or termination and shall be without prejudice to the rights of either Party against the other Party accrued or accruing under this Agreement prior to expiration or termination, and the rights and obligations of the parties that survive termination under Section 25.
8. Novartis Materials. Novartis shall deliver Novartis Materials to Avalon in accordance with Exhibit A. Avalon shall use the Novartis Materials solely for the purpose of performing the activities under the Project. Upon completion of the Project, or in the event of termination of this Agreement for any reason whatsoever, any unused Novartis Materials will be either returned to Novartis or disposed of under Avalon’s supervision in accordance with all applicable laws and regulations, and any instructions of Novartis.
9. General Obligations Regarding Materials.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.1	The Novartis Materials will be used in accordance with the laws and regulations of the country and locality where the Project is to be performed.

9.2	Avalon will use the Novartis Materials solely for purpose of the Project. The Novartis Materials will not be analyzed or modified other than necessary for the purpose of the Project, and Avalon shall not produce any progeny or derivatives thereof.

9.3	Avalon shall not transfer the Novartis Material or make the Novartis Material available to any Third Party other than Avalon’s employees who are bound by obligations not less strict than those set out in the Agreement, and only to the extent necessary for Avalon to perform its obligations under the Agreement.

9.4	Avalon and Novartis shall handle the Materials with caution and prudence since not all of the characteristics are necessarily known.

9.5	Avalon shall return to Novartis or destroy, as requested by Novartis, any unused Novartis Material in accordance with all applicable laws and regulations and the instructions of Novartis, if any. Novartis shall reimburse Avalon for the cost of returning the Novartis Material to Novartis in accordance with Novartis’ request.

9.6	All Materials transferred in accordance with this Agreement are experimental in nature and shall be used with prudence and appropriate caution, since not all of their characteristics are known. ALL MATERIALS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, SAFETY). MATERIALS HAVE NOT BEEN ANALYZED OR TESTED AND MAY, THEREFORE, CONTAIN VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. AVALON AND NOVARTIS EACH ACKNOWLEDGES AND ACCEPTS THE RISKS OF SUCH VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY THAT THE USE OF SUCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.
10. Confidentiality.
10.1	Each Party shall take all reasonable precautions to protect the confidence of, and shall not, without the prior written authorization of the other Party, publish, disclose or use for any purpose other than as contemplated by this Agreement any and all confidential information disclosed by a Party to the other Party in connection with this Agreement (collectively “Information”). These obligations of non-disclosure and non-use shall not apply to Information: (i) which is, at the time of disclosure or thereafter, is publicly available through no fault of the receiving Party; (ii) which the receiving Party can
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demonstrate was in its possession before receipt; (iii) which is disclosed to the receiving Party by a third party with the legal right to do so; (iv) which is developed independently by a Party without use of Information of the other Party; or (v) which is required to be disclosed pursuant to judicial process, court order or administrative request, provided that the receiving Party shall so notify the disclosing Party sufficiently prior to disclosing such Information as to permit the disclosing Party to seek a protective order. Each Party shall ensure that each of its employees, subcontractors and agents who have access to Information of the other Party agree to be bound by obligations of confidentiality and non-use consistent with those set forth in this Section 10. The Deliverables shall be treated as confidential information of Novartis. The foregoing obligations under this Section 10 shall continue after expiration or termination of this Agreement until the Information falls within at least one of the exceptions provided in this Section.

10.2	Novartis agrees not to disclose to Avalon any information with respect to the Novartis Compounds. As a result, the obligations of Avalon under this Section 10 do not apply to any Novartis Compounds.
11. Intellectual Property and Ownership.
11.1	The Novartis Materials transferred to Avalon in connection with this Agreement shall remain the confidential and proprietary property of Novartis or its Affiliates, as the case may be, during and after the term of this Agreement. Avalon shall not acquire any rights to any of the Novartis Materials or derivatives or progeny thereof.

11.2	All data and information provided to Avalon by or on behalf of Novartis or its Affiliates under this Agreement shall remain the property of Novartis or its Affiliates, as the case may be. Avalon shall not acquire any rights to any of the data or information as a result of performing its obligations under this Agreement.

11.3	The provision of Novartis Materials to Avalon by Novartis constitutes a limited license to Avalon to use the Novartis Materials solely for the purposes of performing its obligations under this Agreement. Nothing herein shall be construed as a grant of any other rights to Avalon by Novartis or its Affiliates under any patents.

11.4	Except as provided in Section 11.7, all data, results, inventions (whether patentable or not) and know-how made, conceived, generated or obtained by Avalon pursuant to the Project shall be the sole and exclusive property of Novartis, who shall be free to transfer or otherwise dispose of them as it sees fit (“Novartis Invention”). Except as provided in Section 11.7, Avalon shall have no rights to any data, results, inventions (whether patentable or not) and know-how made, conceived, generated or obtained by Avalon pursuant to the Project.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.5	Avalon shall promptly provide notice to Novartis of all inventions (whether patentable or not) made by Avalon pursuant to the Project, except those which relate exclusively to assays and not to any Novartis Materials or the Deliverables. Novartis shall, if it deems appropriate in its sole discretion, file patent applications on any such patentable invention and shall have all rights in the resulting patent applications and patents.

11.6	Avalon shall promptly execute all documents and take all such other action as may be reasonably requested by Novartis to assign any Novartis Invention to Novartis or its designee or otherwise to permit Novartis to obtain the benefit of its rights under this Agreement thereto, and shall cause all employees and collaborators to take such action. In particular, Avalon shall make available all relevant laboratory data in electronic form and samples of materials obtained in the course of performing the Project, and shall fully cooperate in the preparation, filing, prosecution and maintenance of all intellectual property rights, in any countries with respect to Novartis Inventions. Novartis shall reimburse Avalon for any reasonable out-of-pocket expenses required to be incurred in connection therewith. Avalon shall inform Novartis of any matters that, in Avalon’s reasonable opinion, may adversely affect the preparation, filing, prosecution or maintenance of any such intellectual property rights promptly after Avalon learns of any such matter.

11.7	Notwithstanding any other provision of this Agreement, all data, results, inventions (whether patentable or not) and know-how made, conceived, generated or obtained solely by employees of Avalon in performing its obligations under this Agreement and which relate exclusively to Avalon’s processes or procedures and not to any Novartis Materials or the Deliverables (“Avalon Assay Intellectual Property”), shall be the sole and exclusive property of Avalon, who shall be free to transfer or otherwise dispose of them as it sees fit. Except as provided in this Agreement, Novartis shall have no rights to any Avalon Assay Intellectual Property.

11.8	The Parties shall jointly own all data, results, inventions (whether patentable or not) and know-how jointly made, conceived, generated or obtained by employees of Avalon and Novartis pursuant to the Project and which relate exclusively to Avalon’s processes or procedures and not to any Novartis Materials (“Joint Assay Intellectual Property”). With regard to patentable inventions referred to in this Section, inventorship will be determined in accordance with US inventorship law.
12. Disclosure of Agreement. Neither Party shall disclose the terms or conditions of this Agreement or make any public announcement concerning this Agreement without the consent of the other Party, which shall not be unreasonably withheld. Once consent is obtained, a Party shall be permitted to disclose the terms and conditions of this Agreement (a) in connection with a bona fide equity investment, loan or similar financing transaction, (b) in connection with a consolidation, merger, change of control or sale of all or substantially all of the assets of a Party, (c) in connection with a legal proceeding or an order of a court or government agency, (d) where such disclosure is
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made to attorneys, accountants and other advisors to a Party; (e) where such disclosure is required in accordance with any applicable law, rule or regulation (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities are traded); provided that such disclosure is made under appropriate terms and conditions, including reasonable efforts to obtain confidentiality provisions at least as protective of the other Party as those in this Agreement. In the event of a required public announcement under Section 12(e), the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text. Once text of any press release or announcement is approved, the substance of that which is disclosed in such text may be disclosed to the public by a Party without the permission of the other Party.
13. Representations and Warranties.
Avalon represents and warrants that Avalon is a corporation duly organised and validly existing under the laws of the State of Delaware.
14. Liabilities and Indemnities.
14.1	Avalon shall indemnify, defend and save Novartis and its Affiliates and Authorised Designees (including officers, directors, employees and agents) harmless from and against any and all claims, suits, and liabilities (collectively, the “Claims”), to the extent such Claims arise out of or are attributable to any wrongful act or omission, or to the negligence of Avalon (including, but not limited to, Avalon’s employees, subcontractors or agents) in performing Avalon’s obligations under this Agreement.

14.2	Novartis shall indemnify, defend and save Avalon (including officers, directors, employees and agents) harmless from and against any and all Claims, to the extent such Claims (i) arise out of or are attributable to the wrongful act or omission, or to the negligence of Novartis (including, but not limited to, Novartis’ employees, subcontractors or agents) in connection with this Agreement (ii) arise out of, incident to, or result from: the development, manufacture, use, distribution or sale of any Product by Novartis, its Affiliates, distributors, co-marketers or sublicensees, their agents or any person or entity that prepares or manufactures product for or on behalf of any of the foregoing or any person or entity who receives or obtains Product from any source. “Product” means any pharmaceutical product containing any compound identified in whole or in part by use of the Deliverables or that is based on the Deliverables.

14.3	Notwithstanding the foregoing, neither Party shall be liable to indemnify the other (including Affiliates, and their officers, directors, employees and agents) to the extent that Claims arise out of the negligence or wilful misconduct of the indemnified parties.
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14.4	The indemnifying Party shall have the right to select defence counsel and to direct the defence or settlement of any Claim. The indemnified Party shall reasonably co-operate with the indemnifying Party and its legal representatives in the investigation and defence of any Claim. The indemnified Party may obtain representation by separate legal counsel, at its own expense. The indemnified Party shall notify the indemnifying Party promptly of any claim, demand, action or other proceeding under this Section 14 and shall reasonably cooperate with all reasonable requests of the indemnifying Party with respect thereto, provided that the failure to provide such notice shall not affect the indemnification provided hereunder, except to the extent that the indemnifying Party has been actually prejudiced as a result of such failure.

14.5	NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, LOSS OF ANTICIPATED PROFITS, OR INVESTMENTS, EXCEPT TO THE EXTENT SUCH DAMAGES WERE CAUSED BY GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THAT PARTY. NOTWITHSTANDING THE FOREGOING, NOVARTIS SHALL NOT BE LIABLE FOR LOSS OF ANTICIPATED PROFITS OR INVESTMENTS PURSUANT TO AN INDEMNIFICATION UNDER SECTION 14.2 (ii).

14.6	The parties agree that damages will not be an adequate remedy for a breach of this Agreement, and that injunctive relief and other equitable remedies will be available in respect of any such breach.

14.7	The Parties’ obligations under this Section 14 shall survive the expiry or termination of this Agreement.
15. Disclaimer. NEITHER PARTY MAKES ANY WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF NONINFRINGEMENT, ANY WARRANTIES OF MERCHANTABILITY OR ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
16. Material Breach. If either Party believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the non-breaching Party may deliver notice to the Breaching Party specifying the material breach. For all breaches other than a failure to make a payment, the allegedly Breaching Party shall have sixty (60) days to either cure such breach or, if cure cannot be reasonably effected within such sixty (60) day period, to deliver to the other Party within that period a plan for curing such breach. Such a plan shall set forth a program for achieving cure as rapidly as practicable. Following delivery of such plan, the Breaching Party shall use diligent efforts to carry out the plan and cure the breach as promptly as practicable. For any breach arising from a failure to make a payment, the allegedly Breaching Party shall have twenty (20) days to cure such breach. An election of remedy by a Party for a material breach of this Agreement under this Section 16 on one
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occasion shall not constitute a waiver as to any other remedy that may be available to such Party under this Section 16 as to any material breach on another occasion.
17. No Agency. Nothing in this Agreement shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Avalon and Novartis. Notwithstanding any of the provisions of this Agreement, neither Party to this Agreement shall at any time enter into, incur, or hold itself out to third parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the obligations of each Party under this Agreement shall be made, paid, and undertaken exclusively by such Party on its own behalf and not as an agent or representative of the other.
18. Notices. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered at the following addresses:
      Novartis Institutes for BioMedical Research, Inc.
      250 Massachusetts Ave.
      Cambridge, MA 02139
      Attention: General Counsel
      Telephone No.: 617 871-3350
      Avalon Pharmaceuticals, Inc.
      20358 Seneca Meadows Parkway,
      Germantown, MD 20876,
      Attention: General Counsel
      Telephone No.: 301-556-9812
Any notice, if mailed properly addressed, postage prepaid, shall be deemed made three (3) calendar days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service or on the date of delivery or transmission if hand delivered or sent by facsimile transmission.
19. Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable, provided, however, that neither Party shall be required to settle any labor dispute or disturbance. Actions taken by a Party to resume performance of its obligations with respect to the Project shall be taken in consultation with the other Party.
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20. Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
21. Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. Such waiver shall not be deemed a waiver of any other right hereunder or of any other breach or failure by a Party whether of similar nature or otherwise.
22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction and to the extent practicable, modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the Parties without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
23. Entire Agreement. This Agreement represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, oral or written, with respect thereto. This Agreement shall not be modified except by a written agreement signed by the Parties hereto specifying that it is a modification to this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the Party making the waiver. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.
24. Descriptive Headings; Interpretation. The Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” All references herein to Sections and Exhibits shall be deemed references to Sections of and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Words such as “herein,” “hereof,” “hereto,” “hereby” and “hereunder” refer to this Agreement and to the Exhibits, taken as a whole. Except as otherwise expressly provided herein: any reference in this Agreement to any law shall include corresponding provisions of any successor law and any regulations and rules promulgated pursuant to such law or such successor law.
25. Survival. The provisions of Sections 4, 5, 7, 8, 10, 11, 12, 14, 15 and 25 of this Agreement shall survive the expiration or termination of this Agreement.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, Novartis and Avalon have executed this AGREEMENT, by their duly authorised representatives, as of the day and year first above written.

Novartis Institutes for BioMedical	Avalon Pharmaceuticals, Inc.
Research, Inc.

/s/ Mark C. Fishman	/s/ Kenneth C. Carter, Ph.D.
(signature)	(signature)

Mark C. Fishman	Kenneth C. Carter, Ph.D.
(name printed)	(name printed)

President & CEO	President and Chief Executive Officer
(title)	(title)

9/9/2005	9/6/2005
(date)	(date)
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A
Pilot Study Project Description
Purpose:
Avalon will use its AvalonRxTM platform to establish a Screening Signature of a Pathway selected by Novartis and screen *** Novartis Compounds against such Screening Signature. In addition, Avalon will characterize Candidate Hit Compounds using its Microarrays. Hit Compounds would then be selected by Novartis for further development at Novartis.
Experimental Outline:
Novartis will be responsible for selection of the cell line(s) to be used in this study and will provide a stock of cells to Avalon as necessary.
A) Establishment of Screening Signature
¡	Avalon will be responsible for the growth and treatment of cells associated with the Establishment of Screening Signature.

¡	Avalon will generate the Screening Signature for one screen. Avalon will evaluate up to *** cell treatments or “states” associated with a specific Pathway of interest, including the potential use of siRNA’s, dominant negatives, antibodies and/or compounds.

¡	Novartis will supply Avalon with reagents for modulation of target expression, including siRNAs, dominant negative constructs, antibodies and/or compounds for evaluation of target knockdown.

¡	Each treated sample will be evaluated on a single Microarray representing greater than 18,000 human gene transcripts.

¡	In total, up to *** Microarrays will be used to establish the Screening Signature. This may include multiple timepoints, doses, and cell lines associated with the treatments listed above.

¡	Avalon will conduct all relevant bioinformatics data analyses utilizing its bioinformatics platform, review the data and select genes for further evaluation. All of the raw Microarray data generated in this Part A of the Project Description will be provided to Novartis.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

¡	Avalon will validate the selected genes for use in a potential Screening Signature using Avalon’s HITS Quantitative Polymerase Chain Reaction (qPCR) platform . Based on the performance of the genes selected from the Microarray analyses in the qPCR tests, Avalon will select a Screening Signature that consists of a *** gene set for the HITS screen.

¡	Upon data review, if both Avalon and Novartis agree that more than *** genes are required for the screen, then a larger set of screening genes (i.e. more than *** genes) will be selected and the budget will be modified accordingly.
B) Screen Validation
¡	Novartis will be responsible for the growth and treatment of cells associated with Screen Validation. Novartis will provide Avalon frozen cell lysates of compound-treated cells according to protocols agreed between the Parties.

¡	An initial set of *** Novartis Compounds will be selected by Novartis for screening. The data obtained from this initial set of compounds will be reviewed by both Avalon and Novartis to ensure acceptable performance of the screen. Upon the satisfactory review of this data, Novartis will approve the screening of the remaining *** compounds.
C) Primary Screening
¡	Novartis will be responsible for the growth and treatment of cells associated with Primary Screening. Novartis will provide Avalon frozen cell lysates of compound-treated cells according to protocols agreed between the Parties.

¡	A primary screen will be run using a total of *** Novartis Compounds

¡	The screen will be done with a single biological replicate

¡	The screen will be run against the Screening Signature

¡	Although Avalon estimates that approximately *** lysates from the *** Novartis Compounds provided to Avalon may exhibit a gene signature similar enough to the Screening Signature to warrant further analysis, Avalon makes no warranty or representation as to how many, if any, lysates will be identified as matching the Screening Signature.

¡	Avalon will re-screen up to *** Novartis Compounds from the primary screen in biological triplicates. Novartis will retreat the cell line with the Novartis Compounds that were scored as hits and provide the lysates to Avalon. Avalon will test the new lysates from these retreatments using the same HITS assay in order to confirm the activity
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

originally identified in the primary screen. Avalon estimates, but does not warrant or represent, that approximately *** to *** percent (%) of the Novartis Compounds subjected to this re-screening process will, in fact, not induce a gene signature similar enough to the Screening Signature to warrant further analysis.

¡	Novartis will use their informatics capabilities and knowledge of the chemical structures of Novartis Compounds to group the confirmed hits according to scaffold or compound family. Based upon this analysis, up to *** additional new Novartis Compounds may be selected by Novartis that represent structural analogs of confirmed hit scaffolds. Novartis will treat the cell line with these analogs in biological triplicates and provide the lysates to Avalon. Avalon will test these new lysates using the Screening Signature in order to help identify preliminary SAR for confirmed hit scaffolds.

¡	Candidate Hit Compounds are those Novartis Compounds from the primary screen of *** compounds (***initial set and *** additional compounds) that are confirmed by retesting in biological triplicate as inducing a signature similar to the Screening Signature in addition to those compounds from the testing of the additional *** Novartis Compounds that are confirmed to induce a signature similar to the Screening Signature
D) Microarray Characterization of Candidate Hit Compounds
¡	Once Candidate Hit Compounds have been identified, Novartis will evaluate such compounds in additional secondary assays in order to determine the IC50 concentrations that will be used for Microarray characterization.

¡	Up to *** Candidate Hit Compounds from the screen will be characterized in biological triplicates using microarrays (single dose, single timepoint for a total of *** microarrays) and then Avalon will use it bioinformatics platform to group the hits into families based upon the gene expression data.

¡	Novartis will transfer the Candidate Hit Compounds selected for Microarray profiling to Avalon and Avalon will be responsible for the growth and treatment of cells associated with this part of the Project.
Schedule
¡	Assay development will be performed with all due diligence by both parties.

¡	Once the initial screen of *** compounds is complete and full-scale screening is underway, completion of the primary, single biological replicate, screening of the *** Novartis Compounds is expected to be completed in *** months.
Deliverables
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1.	Avalon will provide all of the raw Microarray data from the treatments of the Novartis cells used to build the Screening Signature in Part A of this research plan.

2.	Avalon will provide a list of the genes selected from the original Microarray experiments for evaluation using qPCR and the *** genes selected as the Screening Signature. Avalon will provide Novartis the qPCR probe sets including sequence information and primers for each of the Screening Signature genes.

3.	Avalon will provide a list of all apparent hits from the primary screen and a list of all hits that are confirmed in the retest. Avalon will describe and share with Novartis the algorithms used for hit selection. Avalon will provide raw qPCR data for all compounds screened against the Screening Signature

4.	Avalon will provide all of the raw Microarray data from the Microarray experiments on the selected hits as well as a list of the lysates falling into the different families and the match of the gene data from the hits with the data from the original siRNA and compound tests.
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Exhibit B
Sample Invoice to Novartis
[Avalon Letterhead]
[Date]
Novartis Institutes for BioMedical Research, Inc.
Attn: Finance Dept. – AP 1702
250 Massachusetts Avenue
Cambridge, MA 02139
USA
Re:	Purchase Order Number [Enter PO Number]
Pilot Study Agreement: [Title of Research Project]

Amount and Currency:	[_______________]
Amount of VAT (if applicable):	[_______________]	N/A in US
Total Amount (including VAT):	[_______________]	N/A in US

VAT number (if applicable)	[_______________]	N/A in US
This is an invoice requesting payment in connection with the above-captioned purchase order between Avalon Pharmaceuticals, Inc. and Novartis Institutes for BioMedical Research, Inc.

Project Contact Person in Novartis:	[_______________]

SPECIFICATION:	[describe in reasonable detail the services and dates, or the event, for which payment is due (e.g. 1.Q.2000, 2nd funding year)]
Sincerely yours,
Avalon Pharmaceuticals, Inc.
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*** The asterisks denote the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.